Exhibits 99.1
ISCO INTERNATIONAL APPOINTS GARY BERGER
NEW FINANCIAL CHIEF;
Company taps additional resources – The Magis Group and Bergstraesser Communications – for Sales Acceleration, Market Positioning and Public Relations

ELK GROVE VILLAGE, Ill. (June 3, 2008) – ISCO International, Inc. (AMEX:ISO),
a leading wireless telecommunications solutions provider, announced today the appointment of accounting management veteran Gary Berger to chief financial officer.

ISCO International is a leading supplier of radio frequency management and interference-control solutions for the wireless telecommunications industry.

“We are pleased to have Gary on board,” said Gordon Reichard Jr., ISCO president and CEO. “The breadth of his background and scope of his experience in diverse industry settings prepare him amply for this critical role at ISCO.”

Previous to ISCO, Berger served as senior vice president and CFO at Barrington-based Orius Corporation.  Prior to that Berger held leadership posts at SBC/Ameritech (now AT&T), Esmark and Deloitte & Touche. He is a CPA and a member of the AICPA and Illinois CPA Society. Gary has an MBA in Finance from DePaul University and a BS in Accounting from Illinois State University.

In other company news, ISCO inked deals with The Magis Group for sales acceleration, marketing and general sales support, and with New York-based Bergstraesser Communications for public relations and communications support.

The Magis Group has partnered with ISCO to help provide performance-based leadership consulting, support the growth of ISCO’s sales channels and fine-tune the company’s overall market focus.  “ISCO looks forward to a productive relationship with a venerable organization like The Magis Group,” said Reichard.  “When added together, the Magis principals comprise a couple hundred years of experience – and Magis seems to balance that combined experience with a reputation for nimble, progressive business consulting.”

Bergstraesser, a corporate communications veteran with significant corporate and agency experiences in Chicago and New York, runs an independent consultancy with clients in New York, Chicago, DC and Boston.  “Ed brings a solid background steeped in agency and corporate communications -- and has directed a range of programs, including important roles at AT&T and MCI,” said Reichard.  “We look forward to working with him.”

About ISCO International and Clarity Communication Systems

ISCO International (www.iscointl.com) is a leading global supplier of radio frequency management and interference-control systems for the wireless telecommunications industry and mobile operators. Clarity (www.claritycsi.com) specializes in the design, development and deployment of solutions for mobile devices and wireless networks.  ISCO acquired Clarity during January 2008.  Combined, the companies provide the wireless market with highly differentiated solutions, including adaptive interference management; PoC and PTx applications and hosted solutions; RF conditioning for all wireless technologies; location based applications and services; and novel, situational aware applications that combine both PoC and location enablement.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company's ability to obtain current financing to sustain operations, market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K, as amended. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.